BRADLEY PHARMACEUTICALS, INC.
                              CONDENSED CONSOLIDATED
                                   BALANCE SHEET
                                September 30, 2000
                                    (UNAUDITED)

               ASSETS
Current assets
--------------
Cash and cash equivalents                                $    187,643
Accounts receivable - net                                   4,298,545
Finished goods inventory                                    2,479,040
Prepaid samples and materials                                 137,177
Prepaid expenses and other                                    102,600
Refundable income tax                                         249,879
                                                          -----------
           Total current assets                             7,454,884

Property and equipment - net                                  221,091
Intangibles - net                                           8,342,662
Other assets                                                  111,556
                                                          -----------
Total Assets                                             $ 16,130,193
                                                          ===========

                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
-------------------
Current maturities of long-term debt                     $    461,647
Revolving credit line                                         624,347
Accounts payable                                            1,625,639
Accrued expenses                                            2,812,356
                                                          -----------
           Total current liabilities                        5,523,989

Long-term debt, less current maturities                       741,128

Stockholders' equity
--------------------
Preferred stock, $.01 par value;
  authorized, 2,000,000 shares; issued, none                     -
Common stock, $.01 par value, authorized
  26,400,000; issued 8,206,289 shares at
  September 30, 2000                                       14,774,770
Common, Class B, $.01 par value, authorized
  900,000 shares, issued and outstanding,
  431,552 shares at September 30, 2000                        845,448
Treasury stock, at cost (726,413 shares at
  September 30, 2000)                                      (1,028,890)
Accumulated deficit                                        (4,726,252)
                                                          -----------
                                                            9,865,076
                                                          -----------
Total Liabilities & Stockholders' Equity                 $ 16,130,193
                                                          ===========

        See Notes to Condensed Consolidated Financial Statements

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